AMENDMENT TO LEASE

                                    Between

                     61 2nd Street Associates ("Landlord")

                                      and

                     Western Beef Mineola, Inc. ("Tenant")

                            Premises: 61 2nd Street
                                      Mineola, New York

      This Amendment is made and entered into this 1st day of February, 1997 ("Effective Date") between 61 2nd Street Associates, as Landlord and Western Beef Mineola, Inc. ("Western"), as Tenant.

      WHEREAS, on January 23, 1992, Landlord and Quarex, Inc. ("Quarex") entered into a certain Lease Agreement ("Lease") for the building known as 61 2nd Street, Mineola, New York.

      WHEREAS, on January 30, 1997, Quarex, as Assignor, Western, as Assignee and Western Beef, Inc. as Guarantor, with the approval of Landlord, entered into a certain Assignment and Assumption of Lease whereby Quarex assigned to Western all of Quarex's rights, title and interest in the Lease.

      WHEREAS, 61 2nd Street Associates, as Landlord, and Western Beef, Inc., as Tenant, desire to amend the Lease as follows:

      1.    The Parties restate Paragraph 67 as follows:

            "Provided the Tenant is not in default under any provisions of this Lease, the Parties agree to extend the Lease Term for an additional fifteen (15) year period to wit: February 1, 1997 through January 31, 2012."

            Commencing February 1, 1997, through January 31, 1998, the annual base rent shall be $446,698.44 ($37,224.87 per month). Thereafter the annual base rent shall be as provided in Paragraph 42, below.

      2.    The Parties restate Paragraph 42 as follows:

            "For the purposes of this Lease, "Lease Year" shall be deemed to be the period from February 1st through January 31st. Commencing February 1,

            1998, and each year thereafter, such annual base rent shall be adjusted in accordance with the provisions of this Article.

            The annual base rent for each Lease Year shall be increased by five (5%) percent of the prior Lease Year's rent. (Annexed hereto and made a part hereof as Schedule "A" is the base rent schedule for the term hereunder.)

            Such percentage increase shall be multiplied by the then current annual base rent to determine the amount required to be paid by the Tenant as additional rent for the then current Lease Year. The Landlord shall give the Tenant a written statement of the calculation of the amount of any increase so determined prior to the end of a Lease Year.

            For each Lease Year, the annual base rent and increase thereto shall be due and payable to the Landlord in twelve (12) equal monthly installments beginning February 1st of each Lease Year (however in the event increased to the annual base such accrued by unpaid additional rent for any such month(s) subsequent to February 1st shall be due with the next rent payment as herein provided). Adjustments hereunder shall survive the termination of this Lease.

      3. All other terms and conditions of the Lease, its Assignment and Guaranty shall remain in full force and effect for term hereunder.

      The Parties have signed this Lease Amendment as of the date and year first written above.

                                             LANDLORD
                                     61 2ND STREET ASSOCIATES

                                     By: /s/ Michael Castellana
                                         -------------------------


                                               TENANT
                                     WESTERN BEEF MINEOLA, INC.

                                     By: /s/ Peter Castellana, Jr.
                                         -------------------------


                                          GUARANTOR
                                     WESTERN BEEF, INC. (A Delaware Corporation)

                                     By: /s/ Peter Castellana, Jr.
                                         -------------------------

                                   SCHEDULE A

                               BASE RENT SCHEDULE

                                      MONTHLY             YEARLY
          YEAR                           RENT               RENT
          ----                           ----               ----

02/01/1998 - 01/31/1999             39,086.11         469,033.36
02/01/1999 - 01/31/2000             41,040.42         492,485.03
02/01/2000 - 01/31/2001             43,092.44         517,109.28
02/01/2001 - 01/31/2002             45,247.06         542,964.74
02/01/2002 - 01/31/2003             47,509.41         570,112.98
02/01/2003 - 01/31/2004             49,884.88         598,618.63
02/01/2004 - 01/31/2005             52,379.13         628,549.56
02/01/2005 - 01/31/2006             54,998.08         659,977.04
02/01/2006 - 01/31/2007             57,747.99         692,975.89
02/01/2007 - 01/31/2008             60,635.39         727,624.69
02/01/2008 - 01/31/2009             63,667.15         764,005.92
02/01/2009 - 01/31/2010             66,850.51         802,206.22
02/01/2010 - 01/31-2011             70,193.04         842,316.53
02/01/2011 - 01/31/2012             73,702.69         884,432.35

               [Letterhead of Property Appraisal Services, Inc.]

Mr. Peter Castellana, Jr.                 March 4, 1997
Ant Realty Corp.
47-05 Metropolitan Avenue
Ridgewood, NY 11385

                                          Re: 61 Second Avenue
                                              Mineola, NY

Dear Mr. Castellana:

In reference to the above mentioned property, as indicated in our April 1996 appraisal of the property, the Fair Market Rental Value is $15 per square foot or $677,835 per year, based upon a "Net" lease where the tenant pays all operating costs and increases in fixed costs over the base year. A typical lease would be for 10 years with 4 percent annual increases.

If you have any additional questions, please do not hesitate to contact us.

                                          Very truly yours,

/s/ Richard J. Anastasio                  /s/ P. Jude Collins

Richard J. Anastasio, MAI                 P. Jude Collins, ASA
NYS certified General                     NYS Certified General
Appraiser #46-2882                        Appraiser #46-670

                 [Letterhead of The Vincent A. Deiorio Law Firm]

                                          March 25, 1997

VIA OVERNIGHT MAIL

Western Beef, Inc.
47-05 Metropolitan Avenue
Ridgewood, New York 11385

Attn: Santino Montalbano

                        Re: 61 2nd Street, Mineola, New York

Dear Santino:

      Enclosed herewith please find revised Lease Amendment and Assignment and Assumption of Lease in accordance with our telephone conversations today.

      I will contact you tomorrow around 12:00 p.m. to discuss the Merrick
Lease.

      Should you require anything additional with respect to this matter, please do not hesitate to contact me.

                                        Very truly yours,

                                        /s/ Patrick V. DeIorio

                                        Patrick V. DeIorio


PVD:jm
enclosure